================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          STEVEN'S INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          STEVENS INTERNATIONAL, INC.
                             5500 AIRPORT FREEWAY
                            FORT WORTH, TEXAS 76117

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 21, 1998

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Stevens International, Inc. (the "Company") will be held at the offices of the Company, 5500 Airport Freeway, Fort Worth, Texas 76117, on Thursday, May 21, 1998 at 10:00 a.m., local time, for the following purposes:

  (1) To elect eight members of the Board of Directors (constituting the entire Board of Directors) to serve until the next Annual Meeting of Stockholders and until their respective successors shall be elected and qualified.

  (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

  The close of business on April 10, 1998, has been fixed as the record date for determining holders of Series A Common Stock and Series B Common Stock entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to examination of any stockholder during ordinary business hours at the offices of the Company, 5500 Airport Freeway, Fort Worth, Texas 76117.

  Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

  HOLDERS OF SERIES A COMMON STOCK AND SERIES B COMMON STOCK WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE APPROPRIATE PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                     [SIGNATURE OF PAUL I. STEVENS APPEARS HERE]

                                          Paul I. Stevens
                                          Chairman of the Board and Chief
                                          Executive Officer

Fort Worth, Texas
April 24, 1998

                          STEVENS INTERNATIONAL, INC.
                             5500 AIRPORT FREEWAY
                            FORT WORTH, TEXAS 76117

                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 21, 1998

  This Proxy Statement is being first mailed on or about April 24, 1998 to stockholders of Stevens International, Inc. (the "Company") by the Board of Directors to solicit proxies (the "Proxies") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of the Company, 5500 Airport Freeway, Fort Worth, Texas 76112, at 10:00 a.m. local time, on Thursday, May 21, 1998, or at such other time and place to which the Meeting may be adjourned.

  The purpose of the Meeting is to consider and vote upon (i) the election of eight directors (constituting the entire Board of Directors) to serve until the next Annual Meeting of Stockholders and until their respective successors shall be elected or qualified; and (ii) such other matters as may properly come before the Meeting or any adjournment thereof.

  All shares represented by valid Proxies, unless the stockholder otherwise specifies, will be voted (i) FOR the election of each person named herein under "Proposal No. 1, Election of Directors" as a nominee for election as a director of the Company for the term described therein, and (ii) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournment thereof.

  Where a stockholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by providing written notice of such revocation to American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005, Attention: Isaac Kagan. If notice of revocation is not received by the Meeting date, a stockholder may nevertheless revoke a Proxy if he attends the Meeting and desires to vote in person.

                       RECORD DATE AND VOTING SECURITIES

  The record date for determining the stockholders entitled to vote at the Meeting is the close of business on April 10, 1998 (the "Record Date"), at which time the Company had issued and outstanding 7,339,468 shares of Series A Common Stock, par value $0.10 per share ("Series A Stock"), and 2,110,634 shares of Series B Common Stock, par value $0.10 per share ("Series B Stock"). Series A Stock and Series B Stock (collectively, "Common Stock") are the only outstanding securities of the Company entitled to vote at the Meeting.

  At the Meeting, the holders of Series A Stock, voting separately as a class, are entitled to elect two directors, and the holders of Series B Stock, voting separately as a class, are entitled to elect the remaining directors. As to any other matters that may properly come before the Meeting, the holders of Series A Stock and Series B Stock vote together as a class, with each holder of Series A Stock having one-tenth of one vote for each share of Series A Stock held by him or her, and each holder of Series B Stock having one vote for each share of Series B Stock held by him or her.

                                    QUORUM

  The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of each Series of Common Stock is necessary to constitute a quorum to elect the directors of that Series, and the presence of the holders of a majority of the issued and outstanding shares of Common Stock as a single class is necessary to constitute a quorum to transact all other business to come before the Meeting.

                                PROPOSAL NO. I

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

  Eight directors are to be elected, each director to hold office for a term of one year or until his or her successor shall have been elected and qualified. Under the terms of the Company's Certificate of Incorporation, the holders of Series A Stock, voting separately as a class, are entitled to elect 25% of the Board of Directors (or the next higher whole number if such percentage is not a whole number), and the holders of Series B Stock, voting separately as a class, are entitled to elect the remaining directors. Accordingly, of the eight directors to be elected, two will be Series A Directors to be elected by holders of Series A Stock, and six will be Series B Directors to be elected by holders of Series B Stock. Approval of the proposal to elect the nominees to serve as directors of the applicable Series requires the affirmative vote of the holders of a majority of the shares of that Series present, in person or by proxy, at the Meeting. Votes may be cast in favor or withheld with respect to such proposal. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such proposal and, therefore, will not affect the outcome of the vote on such proposal.

  It is intended that the names of the persons indicated in the following table will be placed in nomination and that the persons named in the Proxy will vote for their election. Each of the nominees has indicated his or her willingness to serve as a member of the Board of Directors if elected; however, in case any nominee shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the Proxy holders will have discretionary authority in that instance to vote the Proxy for a substitute.

  The nominees are as follows:

                                     DIRECTOR
              NAME               AGE  SINCE       POSITIONS WITH THE COMPANY
              ----               --- --------     --------------------------
 SERIES A DIRECTORS:
    John W. Stodder (1).........  75   1992   Director
    Edgar H. Schollmaier (2)(3).  65   1995   Director
 SERIES B DIRECTORS:
    Paul I. Stevens (3).........  83   1986   Chairman of the Board, Chief
                                              Executive Officer and Director
    Richard I. Stevens..........  59   1986   President, Chief Operating Officer
                                              and Director
    Constance I. Stevens........  54   1987   Vice President--Administration,
                                              Assistant Secretary and Director
    Robert H. Brown, Jr. (2)(3).  44   1993   Director
    James D. Cavanaugh (1)......  59   1993   Director
    Michel A. Destresse.........  71   1996   Director

--------
(1) Member of the Audit Committee.
(2)Member of the Stock Option and Compensation Committee.
(3)Member of the Executive Committee.

  John W. Stodder has served as a director of the Company since May 1992. For the past nine years, Mr. Stodder has been a corporate finance consultant and has managed private investments. Mr. Stodder is also Vice Chairman Emeritus of Josten's Inc., a manufacturer of educational and business products and systems.

  Edgar H. Schollmaier has served as a director of the Company since March 1995. Mr. Schollmaier, Chairman of Alcon Laboratories, Inc., a maker of ophthalmic, pharmaceutical and therapeutic products, has served that firm in various capacities since 1958, including President and Chief Executive Officer from May 1977 to October 1, 1997.

  Michel A. Destresse has served as a director of the Company since May 1996. Mr. Destresse served as President Directeur Generale of Stevens International, S.A. (formerly Stevens Security Systems, S.A.) from March 29, 1996 to December 31, 1996 and as a consultant to the Chief Executive Officer of the Company since November 1995. From November 1992 to September 1995, Mr. Destresse served as the International Monetary Fund General Advisor to the Governor of the Central Bank of Russia, where he provided general advice on monetary policy, organization, legal matters, internal audit, branch problems and systems of payment. From 1950 to 1992, Mr. Destresse served in various capacities with the Banque de France, including Executive Director of the Printing Works, Director of the Legal Department and as a member of the Board of Directors for 15 years.

  Paul I. Stevens founded Stevens Corporation ("Stevens") in 1965 and founded the Company in 1986 to be a holding company for Stevens. He has served the Company as Chairman of the Board, Chief Executive Officer and a director since December 1986 and served Stevens as an officer and a director since its inception. In 1974, Mr. Stevens founded Stevens Industries, Inc., a family-owned holding company which is an affiliate of the Company and of which he is the controlling stockholder. Mr. Stevens is the father of Richard I. Stevens and Constance I. Stevens.

  Richard I. Stevens has served as President and a director of the Company since December 1986 and Chief Operating Officer of the Company since April 1987. Mr. Stevens also served as Vice President and Assistant Secretary of the Company from December 1986 until April 1987. He has served Stevens in various capacities since its inception, including serving as its President from 1969 until December 1987, and as a director beginning in 1969. Mr. Stevens is a stockholder, officer and director of Stevens Industries, Inc. Mr. Stevens is the son of Paul I. Stevens.

  Constance I. Stevens has served as a director of the Company since April 1987. Ms. Stevens has served as Vice President-Administration and Assistant Secretary to the Company since 1995. From July 1989 to July 1995, Ms. Stevens served as President of a project management consulting firm in Carmel, California. From May 1980 until July 1989, Ms. Stevens served as the managing partner of Merritt Associates of Carmel, California, an architectural design and real estate development firm. Ms. Stevens is a stockholder, officer and director of Stevens Industries, Inc. Ms. Stevens is the daughter of Paul I. Stevens.

  Robert H. Brown, Jr. has served as a director of the Company since May 1993. Mr. Brown is Executive Vice President, Corporate Finance Department, of Dain Rauscher, Inc. (formerly Rauscher, Pierce Refsnes, Inc. ("RPR"), Dallas, Texas, an investment banking firm, since February 1994, and served as Senior Vice President of RPR from January 1990 to February 1994. In 1989, Mr. Brown served as Senior Vice President of TM Capital Corp, an investment banking firm, and from 1985 to 1989 was associated with Thomson McKinnon Securities, an investment banking firm.

  James D. Cavanaugh has served as a director of the Company since May 1993. Mr. Cavanaugh served as Executive Vice President of Rockwell Graphic Systems from May 1983 until June 1985 and served as its President and Chief Executive Officer from June 1985 until his retirement in March 1993.

  Except as otherwise noted, no family relationships exist among the directors of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met four times during 1997.

  The Board of Directors has three standing committees, the Audit Committee, the Stock Option and Compensation Committee and the Executive Committee. The full Board of Directors acts to nominate persons to serve on the Board. The functions of the committees, their current members and the number of meetings held during 1997 are described below.

  The functions performed by the Audit Committee include: recommending to the Board of Directors selection of the Company's independent accountants for the ensuing year; reviewing with the independent accountants and management the scope and results of the audit; reviewing the independence of the independent accountants; reviewing the independent accountants' written recommendations and corresponding actions by management; and meeting with management and the independent auditors to review the effectiveness of the Company's system of internal control. The committee currently is composed of John W. Stodder and James D. Cavanaugh. The committee met two times during 1997.

  The Stock Option and Compensation Committee administers the Company's Stock Option Plan and reviews other matters regarding the compensation of employees of the Company. The committee currently is composed of Robert H. Brown, Jr. and Edgar H. Schollmaier. The committee did not meet formally during 1997.

  The function of the Executive Committee is to direct and manage the business and affairs of the Company in the intervals between meetings of the Board of Directors. The Executive Committee is empowered to act in lieu of the Board on any matter except that for which the Board has specifically reserved authority to itself and except for those matters specifically reserved to the full Board pursuant to the Delaware General Corporation Law. The Executive Committee is currently comprised of Paul I. Stevens (Chairman), Robert H. Brown, Jr. and Edgar H. Schollmaier. The Executive Committee acted by written consent one time and met one time in 1997.

  During 1997, each director attended more than 75% of the meetings of the Board of Directors and respective committees on which he or she served.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

  The following table sets forth information as of April 10, 1998 (except as otherwise noted) regarding the beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding shares of each Series of Common Stock, each director and nominee for director of the Company, including the Company's Chief Executive Officer, each other executive officer listed in the Summary Compensation Table below, and the current directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted. Of the shares issued and outstanding as of April 10, 1998, Paul I. Stevens, Chairman of the Board of the Company, and members of his immediate family, own approximately 15% of the outstanding Series A Stock and 91% of the outstanding Series B Stock, representing in the aggregate approximately 71.6% of the total voting power of Common Stock with respect to matters on which Series A Stock and Series B Stock vote together.

                                            SERIES A STOCK(1) SERIES B STOCK(2)
                                            ----------------- -----------------
                                                      PERCENT           PERCENT
                                                        OF                OF
      NAME OF BENEFICIAL OWNER OR GROUP      NUMBER   SERIES   NUMBER   SERIES
      ---------------------------------     --------- ------- --------- -------
   Paul I. Stevens(3)(4)................... 1,034,202  14.0   1,706,415  81.0
   Richard I. Stevens(3)(5)................   416,613   5.6     250,313  12.0
   Constance I. Stevens(3)(6)..............   418,692   5.7     107,725   5.1
   Robert H. Brown, Jr. (8)................    25,000    *          --    --
   James D. Cavanaugh(8)...................    25,000    *          --    --
   Edgar H. Schollmaier(7).................   315,000   4.3         --    --
   John W. Stodder(8)(9)...................    30,000    *          --    --
   Michel A. Destresse(14).................    10,000    *          --    --
   Hans W. Kossler(16).....................    56,000    *          --    --
   George A. Wiederaenders(13).............    51,275    *          --    --
   William A. Kist(15).....................    52,950    *          850    *
   Stevens Industries, Inc.(3).............   243,106   3.3      74,140   3.5
   David L. Babson & Company, Inc.(10).....   534,000   7.23        --    --
   Wanger Asset Management, L.P.(11).......   457,000   6.18        --    --
   Acorn Investment Trust, Series Desig-      457,000   6.18        --    --
    nated Acorn Fund(12)...................
   All current directors and executive of-  1,948,520  26.4   1,917,023  91.4
    ficers as a group (11 persons).........

--------
 *Less than 1%

(1) The information set forth for Series A Stock does not include the shares of Series B Stock of such holder which are convertible, at any time and from time to time, into shares of Series A Stock on a share-for-share basis.
(2) Each share of Series B Stock is convertible into Series A Stock on a share-for-share basis at any time.
(3) The address of Paul I. Stevens, Richard I. Stevens and Constance I. Stevens is 5500 Airport Freeway, Fort Worth, Texas 76117 and the address of Stevens Industries, Inc. is P.O. Box 562, Fort Worth, Texas 76101. The shares of Paul I. Stevens, Richard I. Stevens and Constance I. Stevens include shares held by Stevens Industries, Inc. because, due to their positions as officers, directors and stockholders of such corporation, they could be deemed to share beneficial ownership of its shares.

(4) Includes 595,096 shares of Series A Stock and 1,628,475 shares of Series B Stock owned by a trust for which Mr. Stevens and his wife serve as Trustees, and 115,000 shares of Series A Stock purchasable pursuant to options.
(5) Includes 115,000 shares of Series A Stock purchasable pursuant to options.
(6) Includes 2,075 shares of Series A Stock and 75 shares of Series B Stock owned by Ms. Stevens' daughter and 40,000 shares of Series A Stock purchasable pursuant to options.
(7) Includes 15,000 shares of Series A Stock purchasable pursuant to options.
(8) Includes 25,000 shares of Series A Stock purchasable pursuant to options.
(9) Includes 5,000 shares of Series A Stock owned by a trust for which Mr. Stodder and his wife serve as trustees.
(10) Based on a Schedule 13G filed with the Securities and Exchange Commission dated January 19, 1998. The address of David L. Babson & Company, Inc. is One Memorial Drive, Cambridge, Massachusetts 02142. Ownership of shares of Series B Stock was not reported.
(11) Based on a Schedule 13G filed with the Securities and Exchange Commission dated February 6, 1998, the reported shares are beneficially owned by Wanger Asset Management, L.P. ("WAM"), Wanger Asset Management, Ltd., the sole general partner of WAM, and Ralph Wanger. The address of WAM is 227 West Monroe, Suite 3000, Chicago, Illinois 60606. The ownership of WAM includes the 457,000 shares owned by Acorn Investment Trust, Series Designated Acorn Fund. Ownership of shares of Series B Stock was not reported.
(12) Based on a Schedule 13G filed with the Securities and Exchange Commission dated February 6, 1998. The address of Acorn Investment Trust, Series Designated Acorn Fund is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. Ownership of shares of Series B Stock was not reported.
(13) Includes 50,000 shares of Series A Stock purchasable pursuant to stock options.
(14) Includes 10,000 shares of Series A Stock purchasable pursuant to stock options.
(15) Includes 100 shares of Series A Stock owned by Mr. Kist's wife, 100 shares of Series A Stock owned by Mr. Kist's son, 50 shares of Series B Stock owned by Mr. Kist's wife, 50 shares of Series B Stock owned by Mr. Kist's son, and 50,000 shares of Series A Stock purchasable pursuant to options.
(16) Includes 55,000 shares of Series A Stock purchasable pursuant to stock options.

                   MANAGEMENT COMPENSATION AND TRANSACTIONS

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's other executive officers serving at fiscal 1997 year end whose salary and bonus exceeded $100,000.

                                                                       LONG TERM COMPENSATION
                                                                   -------------------------------
                                 ANNUAL COMPENSATION                       AWARDS          PAYOUTS
                         ----------------------------------------- ----------------------- -------
                                                                               SECURITIES
                                                      OTHER ANNUAL RESTRICTED  UNDERLYING   LTIP    ALL OTHER
   NAME AND PRINCIPAL    FISCAL SALARY      BONUS     COMPENSATION   STOCK    OPTIONS/SARS PAYOUTS COMPENSATION
        POSITION          YEAR    ($)        ($)         ($)(1)     AWARD(S)      (#)        ($)       ($)
   ------------------    ------ -------    -------    ------------ ---------- ------------ ------- ------------
Paul I. Stevens,          1997  234,737        --          --         --         90,000      --        --
 Chairman of the          1996  300,000        --        6,000        --            --       --        --
 Board and Chief          1995  299,100        -- (2)    6,000        --            --       --        --
 Executive Officer
Richard I. Stevens,       1997  231,000        --        2,568        --         90,000      --        --
 President and            1996  225,000                  8,333        --            --       --        --
 Chief Operating Officer  1995  226,212    111,947       8,112        --            --       --        --
Hans W. Kossler,          1997  134,990        --          --         --         30,000      --        --
 Senior Vice              1996  150,000        --          --         --            --       --        --
 President, Operations    1995   33,985        --          --         --         10,000      --        --
William A. Kist           1997  125,047        --          631        --         25,000      --        --
 Vice President &         1996  127,261(3)     --        6,593        --            --       --        --
 Corporate Controller     1995  102,868     12,552       5,496        --         10,000      --        --
George A.                 1997  101,251     25,000         871        --         25,000      --        --
 Wiederaenders,           1996   97,830        --        5,630        --            --       --        --
 Vice President,          1995   97,776     12,438       5,560        --         15,000      --        --
 Treasurer and Chief
 Accounting Officer

--------
(1) Consists of automobile allowance and group insurance costs.
(2)  Paul I. Stevens earned a $149,262 bonus in 1995, but declined it in 1996.
(3) Includes $25,000 of annual compensation earned in 1996, that was deferred by agreement between Mr. Kist and the Company and paid in 1997.

OPTION GRANTS DURING 1997 FISCAL YEAR

  The following executive officers received options granted in the fiscal year 1997. All previous options were canceled and exchanged for the new ones.

                                                                                    ALTERNATIVE
                                                                                   TO (F) AND (G)
                                                                                     GRANT DATE
                                INDIVIDUAL GRANTS                                      VALUE
---------------------------------------------------------------------------------- --------------
          (A)                       (B)               (C)        (D)       (E)          (F)
                                                   % OF TOTAL
                                                  OPTIONS/SARS
                                                   GRANTED TO  EXERCISE
                           NUMBER OF SECURITIES    EMPLOYEES   OR BASE               GRANT DATE
                          UNDERLYING OPTIONS/SARS  IN FISCAL    PRICE   EXPIRATION PRESENT VALUE
NAME                            GRANTED (F)           YEAR      ($/SH)     DATE      $0.83 (1)
----                      ----------------------- ------------ -------- ---------- --------------
Paul I. Stevens.........          90,000              26.1%     $1.50   Sept. 2002    $74,700
Richard I. Stevens......          90,000              26.1%     $1.50   Sept. 2002    $74,700
Hans W. Kossler.........          30,000               8.7%     $1.50   Sept. 2002    $24,900
William A. Kist.........          25,000               7.2%     $1.50   Sept. 2002    $20,750
George A. Wiederaenders.          25,000               7.2%     $1.50   Sept. 2002    $20,750

--------
(1) Option valuation was determined using a variation of the Black-Scholes pricing model with the following assumptions:

    Expected volatility      60%
    Expected dividend
     yield                    0
    Expected option term   5 years
    Risk-free rate of
     return                 7.5%

OPTIONS EXERCISED DURING 1997 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

  There were no options exercised during the fiscal year 1997. The following table provides information related to options granted to the named executive officers during the 1997 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                         NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                             OPTIONS/SAR'S             OPTIONS/SAR'S
                                                             AT FY-END (#)             AT FY-END ($)
                          SHARES ACQUIRED    VALUE     ------------------------- -------------------------
          NAME            ON EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----            --------------- ------------ ----------- ------------- ----------- -------------
Paul I. Stevens.........        --            --         90,000         --         5,625.0        --
 Chairman of the Board
 and Chief Executive
 Officer
Richard I. Stevens......        --            --         90,000         --         5,625.0        --
 President and Chief
 Operating Officer
Hans W. Kossler.........        --            --         30,000         --         1,875.0        --
 Senior Vice President
 Operations
William A. Kist.........        --            --         25,000         --         1,562.5        --
 Vice President and
 Corporate Controller
George A. Wiederaenders.        --            --         25,000         --         1,562.5        --
 Vice President,
 Treasurer and Chief
 Accounting Officer

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES ON REPRICING OF OPTIONS/SARS

  The Company's stock option plan has been used to provide executive officers and other key employees with increased motivation and incentive to exert their best efforts on behalf of the Company through the opportunity to benefit from appreciation in the value of the Series A Common Stock. Due to a decline in the price of the Common Stock in fiscal 1997, certain options outstanding under the Company's stock option plan were exercisable at prices which exceeded the then current market value of the Series A Common Stock. In order to restore the incentive value to such options, the Board of Directors approved the repricing of options.

  On September 10, 1997, each option outstanding under the Company's stock option plan, with an exercise price exceeding the market price of the Company's Series A Common Stock was canceled and reissued with an exercise price equal to the then current market price of $1.50. All other terms and conditions of these options remained the same. Additionally, as previously reported, in fiscal 1993 the Company repriced stock options as set forth below. The following table provides information related to all repricing of options during the last ten fiscal years for the named executive officers.

                        TEN-YEAR OPTION/SAR REPRICINGS

                                    NUMBER OF                                             LENGTH OF
                                   SECURITIES  MARKET PRICE                                ORIGINAL
                                   UNDERLYING  OF STOCK AT                               OPTION TERM
                                    OPTIONS/     TIME OF                                 REMAINING AT
                                      SARS     REPRICING OR EXERCISE PRICE AT    NEW       DATE OF
                                   REPRICED OR  AMENDMENT   TIME OF REPRICING EXERCISE   REPRICING OR
          NAME              DATE   AMENDED (#)     ($)      OR AMENDMENT ($)  PRICE ($)   AMENDMENT
          ----            -------- ----------- ------------ ----------------- --------- --------------
Paul I. Stevens.........   9/10/97   90,000      $1.50        50,000/$5.50     $1.50    September 1999
 Chairman of the Board                                        40,000/$4.5625   $1.50    November 1997
 and Chief Executive
 Officer
Richard I. Stevens......   9/10/97   90,000      $1.50        50,000/$5.50     $1.50    September 1999
 President and Chief                                          40,000/$4.5625   $1.50    November 1997
 Operating
 Officer                  11/18/92   30,000      $4.5625          $8.00        $4.5625  March 1994
Hans W. Kossler.........   9/10/97   10,000      $1.50        10,000/$6.938    $1.50    November 2000
 Vice President
 Operations
William A. Kist.........   9/10/97   20,000      $1.50        10,000/$7.125    $1.50    March 2000
 Vice President &                                             10,000/$4.5625            November 1997
 Corporate                                                                     $1.50
 Controller               11/18/92    7,500      $4.5625         $15.00        $4.5625  January 1997
George A. Wiederaenders.   9/10/97   25,000      $1.50        15,000/$7.125    $1.50    March 2000
 Vice President,                                              10,000/$4.5625   $1.50    November 1997
 Treasurer and Chief
 Accounting Officer       11/18/92    6,500      $4.5625         $15.00        $4.5625  January 1997

  This report is submitted by members of the Board of Directors.

     John W. Stodder, Edgar H. Schollmaier, Paul I. Stevens,
     Richard I. Stevens, Constance I. Stevens, Robert H. Brown,
     Jr., James D. Cavanaugh and Michel A. Destresse

PENSION PLAN AND TRUST

  Effective January 1, 1989, the Company established the Stevens
International, Inc. Pension Plan and Trust (the "Pension Plan"). The Pension Plan replaced and is the successor to two pension plans previously maintained by subsidiaries of the Company. The Pension Plan is a tax qualified defined benefit pension plan under Section 401(a) et. seq. of the Code.

  The Company's Board of Directors decided to permanently freeze all benefits under the Pension Plan effective April 30, 1997, as a part of the cost reduction measures taken in 1997. This action eliminates all future benefit accruals for participants in the Pension Plan for 1997 and thereafter.

  The following table illustrates estimated annual benefits payable upon retirement in specified compensation and years of service classifications and assumes (i) the participant attained age 65 in 1996, (ii) the compensation presented is subject to the maximum permitted in 1996 and preceding years,
(iii) annual Social Security covered compensation amount for 1996 is $27,580,
(iv) the maximum allowable years of service is 40, (v) the participant elected to receive his benefits for life, and (vi) the Internal Revenue Code limitation on benefits elected remains at the level of $120,000, the 1996 limit.

                                                   YEARS OF SERVICE
                                      ------------------------------------------
   COMPENSATION                         15     20     25     30     35     40
   ------------                       ------ ------ ------ ------ ------ -------
   $100,000.......................... 17,058 23,425 29,792 36,160 42,527  47,048
    125,000.......................... 21,770 29,887 38,005 46,122 54,239  59,885
    150,000.......................... 26,483 36,350 46,217 56,085 65,952  72,723
    175,000.......................... 30,258 41,875 53,492 65,110 76,727  84,998
    200,000.......................... 34,033 47,400 60,767 74,135 87,502  97,273
    225,000.......................... 35,977 50,078 64,178 78,279 92,379 102,633
    250,000.......................... 36,161 50,261 64,362 78,462 92,563 102,743
    300,000.......................... 36,161 50,261 64,362 78,462 92,563 102,743

  The amount of a participant's normal benefit is based on the participant's accrued benefit as of December 31, 1991, plus, with respect to service of participants after December 31, 1991, .75% of the participant's monthly compensation for each year of participation (not to exceed 40 years), plus .5% of the participant's monthly compensation (in excess of the Social Security covered compensation) for each year of participation (not to exceed 35 years). Under the Code, the annual benefit payable to a participant under the Pension Plan (expressed as a single life annuity beginning at the participant's Social Security retirement age), is limited to $120,000 in 1996 or, if less, 100% of the participant's average annual compensation for the participant's highest three years of consecutive service. For purposes of the Pension Plan, compensation includes a participant's base compensation, bonuses, commissions, and overtime pay. Compensation considered under the Pension Plan is subject to limits imposed by the Code ($150,000 in 1996). Benefits provided by the Company under the Pension Plan will become fully vested and nonforfeitable following the completion of five years of service by a participant.

  The estimated credited years of service under the Pension Plan for each of the executive officers listed in the compensation table above is as follows:
Mr. Paul I. Stevens, seven years; Mr. Richard I. Stevens, seven years; Mr. Hans Kossler, one year; William A. Kist, seven years; and Mr. George Wiederaenders, seven years

  Under one of the predecessor pension plans, benefits have vested on behalf of Mr. Richard I. Stevens who is entitled to a monthly annuity benefit for life of $2,083, commencing on his normal retirement date.

COMPENSATION OF DIRECTORS

  The following table provides information related to the compensation paid to outside directors of the Company.

                   CASH COMPENSATION                         STOCK OPTIONS
-------------------------------------------------------- ---------------------
            (A)                (B)      (C)      (D)        (E)        (F)
                                                                    NUMBER OF
                                                                    SECURITIES
                              ANNUAL                                UNDERLYING
                             RETAINER MEETING CONSULTING NUMBER OF   OPTIONS
NAME AND PRINCIPAL POSITION    FEE      FEE   FEE/OTHER  SHARES (#)  SARS (#)
---------------------------  -------- ------- ---------- ---------- ----------
Robert H. Brown, Jr.........   --     $7,500       --      5,000       --
 Executive and Compensation
  Committees
James D. Cavanaugh..........   --      9,000       --      5,000       --
 Audit Committee
Michel A. Destresse.........   --      4,500   $52,500     5,000       --
Edgar H. Schollmaier........   --      7,500       --      5,000       --
 Executive and Compensation
  Committees
John W. Stodder.............   --      7,500       --      5,000       --
 Audit Committee

--------
(a) Directors who are also executives of the Company are not listed in the above table. They do not receive compensation as directors. Refer to the Summary Compensation Table for information concerning their compensation.
(b) Amounts shown include cash compensation earned and received as well as amounts earned but deferred at the election of directors.
(c) Each director received $1,500/board meeting and $1,500/committee meeting.
(d) The reasonable expenses incurred by each director in connection with his or her duties as a director are also reimbursed by the Company; this amount is not reflected in the above table.
(e) There were no retainer fees paid in 1997.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the Stock Option and Compensation Committee of the Board of Directors. During 1997, the Committee was composed of two independent, nonemployee directors. The Committee is committed to a strong, positive link between business, performance and strategic goals, and compensation and benefit programs. Accordingly, as part of stringent cost reduction measures, all officer base pay was reduced from 5% to a maximum of 50% in July, 1997.

OVERALL EXECUTIVE COMPENSATION POLICY

  The Company's compensation policy is designed to support the overall objective of enhancing value for the Company's stockholders by:

  . Attracting, developing, rewarding and retaining highly qualified and productive individuals.

  . Relating compensation to both Company and individual performance.

  . Ensuring compensation levels that are externally competitive and internally equitable.

  . Encouraging executive stock ownership to enhance a mutuality of interest with other stockholders.

  The following is a description of the elements of the Company's executive compensation and how each relates to the objectives and policy outlined above.

 Base Salary

  The Committee reviews each executive officer's salary annually. In determining appropriate salary levels, the Committee considers individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility.

  By design, the Committee strives to set executives' salaries at competitive market levels. However, in July, 1997, the performance of the Company necessitated a reduction of all officer salaries from 5% to a maximum of 50% of base pay. The Committee believes maximum performance can be encouraged through the use of appropriate incentive programs. Incentive programs for executives are as follows:

 Annual Incentives

  Generally, discretionary annual incentive award opportunities are made to executives to recognize and reward corporate and individual performance. Senior executives may receive bonuses ranging from 60% to 75% of eligible base compensation with attainment measured by corporate net income as compared to the annual plan. Bonuses can be increased or decreased incrementally based upon performance for the year. Business unit general managers may receive bonuses ranging from 20% to 50% of eligible base compensation measured by business unit (80%) and corporate (20%) net income attainment. Other corporate officers and key business unit employees may receive bonuses ranging from 5% to 20% of eligible base compensation, measured either by business unit or corporate net income. Accordingly, no senior executive officers were awarded an incentive bonus based upon 1997 performance. One officer was paid a $25,000 bonus in early 1997 as a result of personal performance. No other officers were awarded incentive bonuses based upon 1997 performance. External market data is reviewed periodically to determine competitive incentive opportunities for individual executives. The Company believes that it is in the mid-range of compensation and annual incentive programs, when compared to external compensation data.

 Long-Term Incentives

  The Company's long-term compensation philosophy is that long-term incentives should be related to improvement in long-term stockholder value, thereby creating a mutuality of interest with stockholders. In furtherance of this objective, the Company awards to its executive officers stock options.

  Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Stock options generally are exercisable at the fair market value at date of grant and options are generally exercisable in two installments beginning one year after date of grant.

RATIONALE FOR CEO COMPENSATION

  Mr. Paul I. Stevens has been Chairman and Chief Executive Officer of the Company since 1986. His compensation package has been designed to encourage short and long-term performance in line with the interests of the Company's stockholders. Mr. Stevens' large stock ownership percentage as described elsewhere herein is a substantial incentive to perform in such a way to enhance stockholders' interest and returns. His base pay has been $250,000 from 1991 through 1994, $300,000 for 1995 and 1996, and was reduced to $150,000 in July, 1997. The Committee believes Mr. Stevens' total compensation is reflective of Company and individual performance. He is a participant in the incentive plans described above.

  The factors which the Committee considered in determining Mr. Stevens' 50% reduction in base pay in July, 1997, relate principally to the need for stringent cost reduction at all levels of the Company. An annual incentive of $149,300 was earned by Mr. Stevens for fiscal year 1995 and $100,000 for fiscal year 1994. Mr. Stevens declined his bonus earned for fiscal year 1995. No such incentive was paid to Mr. Stevens for fiscal years 1997, 1996 and 1993. In granting stock options in 1997, 1994, and 1993, to Mr. Stevens, as well as other executives, the Committee took into account the executive's level and scope of responsibility and contributions to the Company, as well as competitive long-term incentive practices as verified by external surveys.

  This report is submitted by the members of the Stock Option and Compensation Committee of the Board of Directors:

  Robert H. Brown, Jr.
  Edgar H. Schollmaier

  The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK OPTION AND COMPENSATION COMMITTEE AND INSIDER PARTICIPATION

  During fiscal 1997, the members of the Stock Option and Compensation Committee were primarily responsible for determining executive compensation and matters relating to stock options, although certain of such matters were discussed by the full Board of Directors. Paul I. Stevens, as a director as well as an executive officer of the Company, participated in such discussions.

  The Company and Xytec Corporation ("Xytec"), a subsidiary of Stevens Industries, Inc., one of the principal shareholders of the Company and a corporation controlled by Paul I. Stevens, Richard I. Stevens and Constance I. Stevens, entered into an agreement during 1994 for Xytec to provide software and computer-related services and equipment of $2.1 million as a subcontractor on a major contract. During 1995, 1996 and 1997, the Company paid approximately $784,000, $671,000, and $594,000, respectively, to Xytec on this contract. The cost to Xytec of this subcontract was approximately 92% of its billings to the Company, or $706,000 in 1995, $604,000 in 1996, and $575,000
in 1997.

  Each of Paul I. Stevens and Richard I. Stevens owns a 22.5% interest in a joint venture which is the landlord under the lease of the Company's corporate headquarters. Amounts paid to the joint venture as rent and maintenance in 1997 and 1996 were approximately $111,000, respectively.

  In the first quarter of 1996, Paul I. Stevens advanced an aggregate of $950,000 to the Company, which is evidenced by a promissory note bearing an interest rate of 8% per annum. This amount has not been repaid as of December 31, 1997.

  The Company believes that the transactions described above are beneficial to the Company and are on terms as favorable to the Company as could be obtained from unaffiliated third parties. Such transactions are expected to be continued in the future, with review of and the approval required by the independent members of the Board of Directors.

STOCK PERFORMANCE CHART

  The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Series A Stock during the five fiscal years ended December 31, 1997 (adjusted for a stock split and the reclassification of the Company's Common Stock into Series A Stock and Series B Stock) with the cumulative total return on the American Stock Exchange Index and the Printing Equipment (SIC Code 355) Machinery Industry Index. The comparison assumes $100 was invested on December 31, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

             COMPARISON OF TOTAL RETURN OF THE COMPANY, PEER GROUP
                               AND BROAD MARKET



                       [PERFORMANCE GRAPH APPEARS HERE]

                              FISCAL YEAR ENDING

                                 1992    1993    1994    1995    1996    1997

STEVENS INTERNAT CL A           100     141.03  171.79   89.74   30.77   32.05
INDUSTRY INDEX                  100     129.96  152.71  222.01  209.78  263.80
BROAD MARKET                    100     118.81  104.95  135.28  142.74  171.76

                            SECTION 16 REQUIREMENTS

  Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it with respect to fiscal 1997, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with.

                             INDEPENDENT AUDITORS

  The Board of Directors selected Deloitte & Touche LLP as independent public accountants to audit the Company's financial statements for the 1997 fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to answer appropriate questions.

                            STOCKHOLDERS' PROPOSALS

  Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered in the Proxy Statement and Proxy relating to the 1998 Annual Meeting of Stockholders, such proposals must be received by the Company not later than January 21, 1999. Such proposals should be directed to Stevens International, Inc., 5500 Airport Freeway, Fort Worth, Texas 76117.

                                OTHER BUSINESS

  The Board of Directors knows of no matters other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

                                 MISCELLANEOUS

  All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

  The Company's annual report to shareholders for 1997 is being mailed with this proxy statement to stockholders entitled to vote at the Meeting. The Annual Report is not to be deemed part of this Proxy Statement.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULE, BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON THE WRITTEN REQUEST OF SUCH PERSON ADDRESSED TO STEVENS INTERNATIONAL, INC., ATTN: MS. CONSTANCE STEVENS, 5500 AIRPORT FREEWAY, FORT WORTH, TEXAS 76117.

                                          By Order of the Board of Directors

                                    [SIGNATURE OF PAUL I. STEVENS APPEARS HERE]

                                          Paul I. Stevens
                                          Chairman of the Board
                                          and Chief Executive Officer

Fort Worth, Texas
April 24, 1998

                          Stevens International, Inc.
                         Annual Meeting of Stockholders
                             Series A Common Stock

     The undersigned hereby appoints Paul I. Stevens and Richard I. Stevens, each with power to act without the other and with full power of substitution, as Proxies to represent and to vote, as designated on the reverse, all Series A common Stock of Stevens International, Inc. owned by the undersigned, at the Annual Meeting of Stockholders to be held at the offices of the Company, 5500 Airport Freeway, Fort Worth, Texas, 76117, on Thursday , May 21, 1998, at 10:00 a.m. local time, upon such other business as may properly come before the meeting or any adjournment thereof including the following:

     (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

--------------------------------------------------------------------------------

A  [X] PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.
             FOR all nominees
             Listed at right         WITHHOLD AUTHORITY
        (Except as marked to the      To vote for all
             contrary below)      nominees listed at right    NOMINEES: John W. Stodder
                                                                        Edgar H. Schollmaier
1. Election of   [   ]                      [   ]
   Directors

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW.

--------------------------------------------------------------------------------

2. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no specific direction is given, this proxy will be voted (i) for the election of the nominees for director, and (ii) at the discretion of the proxy holders with regard to any other matter that may properly come before the meeting or any adjournment thereof.

This proxy may be revoked prior to the exercise of the powers conferred by the proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE DATE, SIGN EXACTLY AS SHOWN HEREON AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED ENVELOPE.

Signature_________________________________________Dated_____________1998

Note: Please date, sign exactly as shown hereon and mail promptly this proxy in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name as an authorized person.

                          Stevens International, Inc.
                         Annual Meeting of Stockholders
                             Series B Common Stock

     The undersigned hereby appoints Paul I. Stevens and Richard I. Stevens, each with power to act without the other and with full power of substitution, as Proxies to represent and to vote, as designated on the reverse, all Series B common Stock of Stevens International, Inc. owned by the undersigned, at the Annual Meeting of Stockholders to be held at the offices of the Company, 5500 Airport Freeway, Fort Worth, Texas, 76117, on Thursday, May 21, 1998, at 10:00 a.m. local time, upon such other business as may properly come before the meeting or any adjournment thereof including the following:

     (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

--------------------------------------------------------------------------------

A  [X] PLEASE MARK YOUR
       VOTES AS IN THIS
         EXAMPLE.
              FOR all nominees
              Listed at right           WITHHOLD AUTHORITY
           (Except as marked to the      To vote for all
                contrary below)      nominees listed at right    NOMINEES: Paul I. Stevens
                                                                           Richard I. Stevens
1. Election of     [    ]                     [    ]                       Constance I Stevens
   Directors                                                               Robert H. Brown, Jr.
                                                                           James D. Cavanaugh
                                                                           Michel A. Destresse

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW.

--------------------------------------------------------------------------------

2. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no specific direction is given, this proxy will be voted (i) for the election of the nominees for director, and (ii) at the discretion of the proxy holders with regard to any other matter that may properly come before the meeting or any adjournment thereof.

This proxy may be revoked prior to the exercise of the powers conferred by the proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE DATE, SIGN EXACTLY AS SHOWN HEREON AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED ENVELOPE.

Signature_______________________________________________Dated______________1998

Note: Please date, sign exactly as shown hereon and mail promptly this proxy in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name as an authorized person.